UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2001

Commission file number 0-7647

HAWKINS, INC.
(Exact name of registrant as specified in its charter)

MINNESOTA	41-0771293
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

3100 EAST HENNEPIN AVENUE, MINNEAPOLIS, MINNESOTA 55413
(Address of principal executive offices) Zip Code

(612) 331-6910
Registrant's telephone number, including area code

ITEM 8.  Change in Fiscal Year

In December 2001, the Board of Directors of Hawkins, Inc. (the Company) approved a change in the Company’s fiscal year end to a 52/53-week year ending on the Sunday closest to March 31 from a 52/53-week fiscal year ending on the Sunday closest to September 30.  The change in year end will better match the Company’s annual reporting process to its natural business cycles.  As a result of the changed fiscal year end, the Company will report its results of operations and financial condition for its interim quarter ended December 31, 2001 on Form 10-Q and for the six-month interim transitional period ending on March 31, 2002 on Form 10-K.  In the future, the Company will report its results of operations and financial condition for the fiscal quarters ending June 30, September 30 and December 31 of each fiscal year, and for its fourth quarter and fiscal year ending on March 31.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Hawkins, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWKINS, INC.

	By	/s/ Marvin E. Dee

Marvin E. Dee, Vice President, Chief
Financial Officer, Secretary, Treasurer
Dated: January 8, 2002